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                        SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Date  of  Report  (Date  of  earliest  event  reported)     AUGUST  28,  2000
                                                            -----------------

                       CIMARRON-GRANDVIEW  GROUP,  INC.
                       --------------------------------
        (Exact  name  of  registrant  as  specified  in its charter)

     WASHINGTON                    1-1337               91-0684860
     ----------                    ------               ----------
(State or other jurisdiction     (Commission          (IRS Employer
of  incorporation)               File  Number)        Identification No.)


     601  W.  MAIN  AVENUE,  STE.  714     SPOKANE,  WA  99201-0677
     ---------------------------------     ------------------------
                    (Address  of  principal  executive  offices)

Registrant's  telephone  number,  including  area  code    (509)  455-9077
                                                           ---------------

                                     N/A
                                     ---
   (Former  name  or  former  address, if changed since last report)



























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ITEM  5.  OTHER  EVENTS.

Share  Exchange  Agreement

On  August  26, 2000, Cimarron-Grandview Group, Inc. (Electronic Bulletin Board:
CGOI) entered into an agreement to acquire Full Moon Universe, Inc. for common stock.

The agreement, structured as a share exchange, calls for a 1:30 reverse split of the 16,856,527 shares of Cimarron currently outstanding. Each Cimarron shareholder will receive of one share of stock for each thirty shares currently owned. After the reverse split there will be approximately 561,884 Cimarron shares outstanding. The share exchange with Full Moon will follow the reverse split resulting in the issuance of 3,184,010 Cimarron shares to the current Full Moon shareholders. After completion of the share exchange current Cinmaron shareholders will own approximately 15% of the shares and current Full Moon shareholders will own 85% of the shares in the reorganized company. The transaction is subject to approval of the shareholders of each company.

Full Moon Universe, Inc., a California corporation incorporated in 1999 in engaged in the production and distribution of motion pictures for release directly to video. According to the company's unaudited financial statements, Full Moon had revenues of approximately $880,500 and pre-tax income of approximately $415,000 for the six month period ended June 30, 2000.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CIMARRON-GRANDVIEW  GROUP,  INC.


Date:     August  29,  2000               By: /s/ Gregory B. Lipsker
                                            -----------------------------------
                                            Gregory  B.  Lipsker,  President